UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

RAMTRON INTERNATIONAL CORPORATION
____________________________________________________________________
(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code:  (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAMTRON REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 FINANCIAL RESULTS

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION:

Ramtron International Corporation reported today reported total revenue of $16.1 million for the fourth quarter of 2010, compared with total revenue of $14.4 million for the same quarter last year.  Net income for the fourth quarter of 2010 was $471,000, or $0.02 per share, compared with net income of $755,000, or $0.03 per share, for the fourth quarter of 2009.

Fourth-quarter 2010 results included a non-cash stock-based compensation expense of $420,000, and an income tax provision of $230,000.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS:

(a)           Financial Statements - Not Applicable

(b)           Pro-Forma Financial Information - Not Applicable

(c)           Shell Company Transactions - Not Applicable

(d)           Exhibits:

99.1	Press Release dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: February 22, 2011